Exhibit 10.4

EXECUTION VERSION

PLEDGE AGREEMENT

Dated as of

April 1, 2014

among

THE PLEDGORS FROM TIME TO TIME

PARTY HERETO

and

JEFFERIES FINANCE LLC,

as Administrative Agent

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TABLE OF CONTENTS

(continued)

Schedule 1	—	Information Regarding Pledgors and Pledged Securities

Exhibit A	—	Accession Supplement

Exhibit B	—	Consent of Issuer of Uncertificated Securities

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PLEDGE AGREEMENT (this “Pledge Agreement”), dated as of April 1, 2014, among SCIOTO ACQUISITION, INC., a Delaware corporation (“Parent”), SCIOTO MERGER SUB, INC., a Delaware corporation (“Initial Borrower”), MEDPACE HOLDINGS, INC., a Delaware corporation (the “Borrower”), each other direct or indirect subsidiary of the Borrower party hereto on the date hereof and each Additional Pledgor from time to time party hereto (collectively, the “Pledgors” and each, a “Pledgor”), and JEFFERIES FINANCE LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Parent, the Initial Borrower and, immediately upon the consummation of the Merger, the Borrower have entered into that certain Credit Agreement, dated April 1, 2014 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Credit Agreement”), with, among others, Jefferies Finance LLC, as administrative agent, letter of credit issuer and swingline lender, pursuant to which, among other things, the Lenders (as defined in the Credit Agreement) have agreed to make loans or otherwise to extend credit to the Borrower upon the terms and subject to the conditions specified in the Credit Agreement and each Pledgor has agreed to guarantee the Secured Obligations of the Loan Parties (each as defined in the Credit Agreement);

WHEREAS, one or more additional subsidiaries of the Borrower (each, an “Additional Pledgor”) may hereafter become a Subsidiary Guarantor (as defined in the Credit Agreement) party to a Guaranty (as defined in the Credit Agreement), or otherwise be required to grant Liens to secure the Secured Obligations; and

WHEREAS, in order to secure all Secured Obligations and as required under the Credit Agreement, each Pledgor has agreed to execute and deliver to the Administrative Agent a pledge agreement in substantially the form hereof;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

1.01. Definition of Terms Used Herein Generally. All capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement. All terms used herein and defined in the NYUCC shall have the same definitions herein as specified therein; provided, however, that if a term is defined in Article 9 of the NYUCC differently than in another Article of the NYUCC, the term has the meaning specified in Article 9 of the NYUCC.

1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

“Acceleration Event” means the exercise of any remedy by the Administrative Agent pursuant to, or automatic acceleration pursuant to, Section 8.02 of the Credit Agreement.

“Accession Supplement” means a supplement to this Pledge Agreement, executed by an Additional Pledgor and accepted by the Administrative Agent, substantially in the form of Exhibit A hereto.

“Additional Pledgor” has the meaning specified in the recitals.

“Events” has the meaning specified in Section 7.03(a).

“NYUCC” means the Uniform Commercial Code as in effect in the State of New York.

“Pledged Collateral” has the meaning specified in Section 2.01.

“Pledged Interests” has the meaning specified in Section 2.02(b).

“Pledged Securities” means Pledged Stock and Pledged Interests.

“Pledged Securities Schedule” means, collectively, Schedule 1 hereto and any similar schedules delivered by Additional Pledgors together with Accession Supplements, in each case as the same may be updated or modified from time to time by the Pledgors in accordance with the terms hereof.

“Pledged Stock” has the meaning specified in Section 2.02(a).

“Security Interest” means any security interest granted by a Pledgor pursuant to Section 2.01, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Pledge Agreement.

“UCC” means the Uniform Commercial Code as in effect in any jurisdiction.

1.03. Rules of Interpretation. With reference to this Pledge Agreement, unless otherwise specified herein:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used herein, shall be construed to refer to this Pledge Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Pledge Agreement, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law or regulation shall, unless otherwise specified, refer to such Law or regulation as amended, modified or supplemented from time to time and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Article, section and subsection headings herein are included for convenience of reference only and shall not affect the interpretation of this Pledge Agreement.

Section 2. Pledge.

2.01. Grant of Security Interest. Each Pledgor hereby pledges to the Administrative Agent, and grants to the Administrative Agent, in each case for the benefit of the Administrative Agent and each other Secured Party, a first priority security interest in the collateral described in Section 2.02 (collectively, the “Pledged Collateral”) to secure the payment or performance, as the case may be, in full of its Secured Obligations, whether at stated maturity, by acceleration or otherwise.

2.02. Description of Pledged Collateral. The Pledged Collateral with respect to each Pledgor is described as follows and on any separate schedules at any time furnished by such Pledgor to the Administrative Agent (which schedules are hereby deemed part of this Pledge Agreement):

(a) all right, title and interest of such Pledgor as a holder in and to (i) all Equity Interests, including the Equity Interests described under such Pledgor’s name on the Pledged Securities Schedule, and all depositary shares and other rights in respect of such Equity Interests, and (ii) all shares of stock, certificates (if any), instruments or other documents evidencing or representing the same, in each case whether now owned or hereafter acquired and whether certificated or uncertificated (collectively, the “Pledged Stock”);

(b) all right, title and interest of such Pledgor in and to all membership, partnership and similar Equity Interests issued to such Pledgor by any limited liability company, limited partnership or similar entity, including those described under such Pledgor’s name on the Pledged Securities Schedule, whether certificated or uncertificated, together with all capital and other accounts maintained by such Pledgor with respect to such Equity Interests and all income, gain, loss, deductions and credits allocated or allocable to such accounts, in each case whether now owned or hereafter acquired (collectively, the “Pledged Interests”);

(c) all right, title and interest of such Pledgor in and to all present and future payments, proceeds, dividends, distributions, instruments, compensation, property, assets, interests and rights in connection with or related to the collateral listed in clauses (a) and (b) above, and all monies due or to become due and payable to such Pledgor in connection with or related to such collateral or otherwise paid, issued or distributed from time to time in respect of or in exchange therefor, and any certificate (if any), instrument or other document evidencing or representing the same (including, without limitation, all proceeds of dissolution or liquidation); and

(d) all proceeds of all of the foregoing, of every kind, and all proceeds of such proceeds.

2.03. Certain Limitations.

(a) Notwithstanding anything to the contrary herein or in any other Loan Document, the maximum liability of each Pledgor (in its capacity as a Guarantor) under this Pledge Agreement and under the other Loan Documents shall not exceed an amount equal to the largest amount that would not render such Pledgor’s obligations hereunder and under such other Loan Documents subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any equivalent provision of any other Debtor Relief Law.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, no Pledgor shall pledge Equity Interests to secure a Secured Obligation to the extent that such Equity Interests exceed 65% of the voting capital stock of (A) any Controlled Foreign Subsidiary or (b) any FSHCO.

2.04. [Reserved].

2.05. Delivery of Certificates, Instruments, Etc.

(a) Each Pledgor shall deliver to the Administrative Agent:

(i) all original shares of stock, certificates, instruments and other documents evidencing or representing Pledged Collateral of such Pledgor as of the date hereof (other than Pledged Collateral that this Pledge Agreement specifically permits such Pledgor to retain) concurrently with the execution and delivery of this Pledge Agreement; provided that each Pledgor shall have been deemed to deliver all such original shares of stock, certificates, instruments and other documents which were in the Administrative Agent’s possession immediately prior to the Closing Date as indicated on the Pledged Securities Schedule; and

(ii) the original shares of stock, certificates, instruments or other documents evidencing or representing Pledged Collateral of such Pledgor received after the date hereof (other than Pledged Collateral that this Pledge Agreement specifically permits such Pledgor to retain) within 10 days after such Pledgor’s receipt thereof.

(b) All Pledged Securities delivered to the Administrative Agent shall be accompanied by duly signed but undated stock transfer forms.

2.06. Registration. At any time following the occurrence and during the continuance of an Acceleration Event, the Administrative Agent may cause all or any of the Pledged Securities to be transferred to or registered in its name or the name of its nominee or nominees.

2.07. Authorization to File Financing Statements. Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any jurisdiction in which such Pledgor is “located” for purposes of the UCC any initial financing statements and amendments thereto that (a) describe the Pledged Collateral (i) as all assets of such Pledgor or words of similar effect, or (ii) as being of an equal or lesser scope, or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any initial financing statement or amendment, including whether such Pledgor is an organization, the type of organization and any organization identification number issued to such Pledgor. Each Pledgor agrees to furnish any such information to the Administrative Agent promptly upon request. Each Pledgor also ratifies its authorization for the Administrative Agent to have filed in any such jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

2.08. Control of Uncertificated Securities. Each Pledgor shall ensure at all times that the Administrative Agent has “control” for purposes of Section 8-106 of the NYUCC of all uncertificated Equity Interests included within the Pledged Collateral. Each Pledgor pledging uncertificated Equity Interests deemed to be a security under Article 8 of the UCC shall cause the issuer of such Equity Interests to execute and deliver to the Administrative Agent on the date that such Pledgor enters into this Pledge Agreement (by execution of this Pledge Agreement as of the date hereof or by execution and delivery of an Accession Supplement, as the case may be), a consent in the form attached hereto as Exhibit B.

Section 3. Representations and Warranties. Each Pledgor hereby represents and warrants to the Administrative Agent that:

3.01. Pledgor’s Legal Status. (a) Such Pledgor is an organization of the type, and is organized in the jurisdiction, set forth under such Pledgor’s name on Schedule 1 hereto or Section 4(b) of its Accession Supplement and (b) Schedule 1 hereto or Section 4(c) of its Accession Supplement sets forth such Pledgor’s organizational identification number or states that such Pledgor has none.

3.02. Pledgor’s Legal Name. Such Pledgor’s exact legal name is that set forth under such Pledgor’s name on Schedule 1 hereto or pursuant to Section 4(a) of its Accession Supplement and on the signature page hereof or thereof.

3.03. Pledgor’s Locations. Schedule 1 hereto or Section 4(d) of its Accession Supplement sets forth such Pledgor’s place of business or (if it has more than one place of business) its chief executive office, as well as its mailing address if different. Such Pledgor’s place of business or (if it has more than one place of business) its chief executive office is located in a jurisdiction that has adopted the UCC.

3.04. Title to Collateral. The Pledged Collateral is owned by such Pledgor free and clear of any Lien, except for Liens expressly permitted pursuant to the Credit Agreement.

3.05. Pledged Collateral. A complete and accurate list and description of all Pledged Securities of such Pledgor is set forth on the Pledged Securities Schedule.

3.06. Percentage Ownership. The Pledged Securities of each issuer specifically identified on the Pledged Securities Schedule constitute, and until the final payment and satisfaction in full of all of the Secured Obligations and the termination of all commitments under the Credit Agreement and the making of any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC, shall continue to constitute, the percentage of the outstanding equity of each respective issuer as indicated on the Pledged Securities Schedule.

3.07. All of Pledgor’s Interests. As of the date hereof or the date of such Pledgor’s Accession Supplement, as the case may be, the Pledged Collateral of such Pledgor set forth on the Pledged Securities Schedule constitutes all of the Equity Interests of such Pledgor.

3.08. Due Authorization, Etc. The Pledged Securities listed on the Pledged Securities Schedule hereto have been duly authorized and validly issued and are fully paid and non-assessable, to the extent such concepts are applicable, and are not subject to any options to purchase or similar rights of any Person.

3.09. Nature of Security Interest. Upon the delivery of all certificated Pledged Securities of such Pledgor to the Administrative Agent and satisfaction of the other perfection requirements specified herein, the pledge of the Pledged Collateral of such Pledgor pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in such Pledged Collateral, securing the prompt and complete payment, performance and observance of the Secured Obligations.

Section 4. Covenants. Each Pledgor hereby covenants and agrees with the Administrative Agent as follows:

4.01. Pledgor’s Legal Status. Without providing at least 10 days’ prior written notice to the Administrative Agent, such Pledgor shall not change its type of organization, jurisdiction of organization or other legal structure.

4.02. Pledgor’s Name. If a Pledgor changes its name, it shall use commercially reasonable efforts to provide the Administrative Agent with written notice of such event prior to such name change being registered, and, in any event, such Pledgor shall provide written notice to the Administrative Agent within 5 days after such name change being registered.

4.03. Pledgor’s Organizational Number. Without providing at least 10 days’ prior written notice to the Administrative Agent, such Pledgor shall not change its organizational identification number if it has one. If such Pledgor does not have an organizational identification number and later obtains one, such Pledgor shall forthwith notify the Administrative Agent of such organizational identification number.

4.04. Locations. If a Pledgor changes its principal residence, its place of business or (if it has more than one place of business) its chief executive office or its mailing address, such Pledgor shall use commercially reasonable efforts to provide Administrative Agent with written notice of such event prior to such change being made or such removal being effected, and in any event, it shall provide notice to the Administrative Agent within 5 days after such event.

4.05. Further Assurances. Such Pledgor will, from time to time, at its expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary, or that the Administrative Agent may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral of such Pledgor.

Section 5. Voting Rights and Certain Payments.

5.01. Voting Rights and Payments Prior to an Acceleration Event. So long as no Acceleration Event shall have occurred, each Pledgor shall be entitled:

(a) except as otherwise provided in Section 5.02, to receive and retain for its own account any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights to the extent such are permitted pursuant to the terms of the Credit Agreement; and

(b) to exercise, as it shall think fit, but in a manner not inconsistent with the terms hereof and/or the terms of the other Loan Documents, the voting power with respect to the Pledged Collateral of such Pledgor, and for that purpose the Administrative Agent shall (if any Pledged Securities of such Pledgor shall be registered in the name of the Administrative Agent or its nominee) execute or cause to be executed from time to time, at the expense of such Pledgor, such proxies or other instruments in favor of such Pledgor or its nominee, in such form and for such purposes as shall be reasonably required by such Pledgor and shall be specified in a written request therefor, to enable it to exercise such voting power with respect to the Pledged Securities of such Pledgor;

provided that no Pledgor shall exercise voting power with respect to the Pledged Collateral of such Pledgor or otherwise permit or agree to any (i) variation of the rights attaching to or conferred by any of the Pledged Collateral or (ii) increase in the issued share capital of the Pledged Collateral which could reasonably expected to prejudice the value of or the ability of the Administrative Agent to realize the security created by this Pledge Agreement.

5.02. Voting Rights and Ordinary Payments After an Acceleration Event. Upon the occurrence of any Acceleration Event, all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 5.01(a) and to receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 5.01(a) shall cease, and thereupon the Administrative Agent shall be entitled to exercise all voting power with respect to the Pledged Securities of such Pledgor and to receive and retain, as additional collateral hereunder, any and all payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights at any time declared or paid upon any of the Pledged Collateral of such Pledgor during such Acceleration Event and otherwise to act with respect to the Pledged Collateral of such Pledgor as outright owner thereof.

Section 6. All Payments in Trust. All payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights that are received by any Pledgor contrary to the provisions of Section 5 shall be received and held in trust for the benefit of the Administrative Agent, shall be segregated by such Pledgor from other funds of such Pledgor and shall be forthwith paid over to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

Section 7. Remedies.

7.01. Disposition Upon Default and Related Provisions.

(a) Upon the occurrence and during the continuance of an Acceleration Event, the Administrative Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it under the other Loan Documents or applicable Law or equity, all rights of voting, exercise and conversion with respect to the Pledged Collateral and all of the rights and remedies of a secured party upon default under the NYUCC at that time (whether or not applicable to the affected Pledged Collateral) and may also, without obligation to resort to other security, at any time and from time to time sell, resell, assign and deliver, in its sole discretion, all or any of the Pledged Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which any Pledged Collateral may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Administrative Agent may grant options.

(b) If any of the Pledged Collateral is sold by the Administrative Agent upon credit or for future delivery, the Administrative Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Administrative Agent may resell such Pledged Collateral. In no event shall any Pledgor be credited with any part of the proceeds of sale of any Pledged Collateral until cash payment therefor has actually been received by the Administrative Agent.

(c) The Administrative Agent may purchase any Pledged Collateral at any public sale and, if any Pledged Collateral is of a type customarily sold in a recognized market or is of the type that is the subject of widely distributed standard price quotations, the Administrative Agent may purchase such Pledged Collateral at private sale, and in each case may make payment therefor by any means, including, without limitation, by release or discharge of Secured Obligations in lieu of cash payment.

(d) Each Pledgor recognizes that the Administrative Agent may be unable to effect a public sale of all or part of the Pledged Collateral consisting of securities by reason of certain prohibitions contained in the Securities Act, or in applicable “blue sky” or other state securities Laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor agrees that any such Pledged Collateral sold at any such private sale may be sold at a price and upon other terms less favorable to the seller than if sold at public sale and that each such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall have no obligation to delay the sale of any such securities for the period of time necessary to permit the issuer of such securities, even if such issuer would agree, to register such securities for public sale under the Securities Act. Each Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(e) No demand, advertisement or notice, all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Pledged Collateral that threatens to decline speedily in value or that is of a type customarily sold on a recognized market; otherwise the Administrative Agent shall give each applicable Pledgor at least 10 days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable.

(f) The Administrative Agent shall not be obligated to make any sale of Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(g) The remedies provided herein in favor of the Administrative Agent shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Administrative Agent existing at Law or in equity.

(h) To the extent that applicable Law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Pledgor acknowledges and agrees that it is not commercially unreasonable for the Administrative Agent (i) to advertise dispositions of Pledged Collateral through publications or media of general circulation, (ii) to contact other Persons, whether or not in the same business as the applicable Pledgor, for expressions of interest in acquiring all or any portion of the Pledged Collateral of such Pledgor, (iii) to hire one or more professional auctioneers to assist in the disposition of Pledged Collateral, (iv) to dispose of Pledged Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Pledged Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (v) to disclaim disposition warranties or (vi) to the extent deemed appropriate by the Administrative Agent, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the disposition of any of the Pledged Collateral. Each Pledgor acknowledges that the purpose of this clause (h) is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would not be commercially unreasonable in the Administrative Agent’s exercise of remedies against the Pledged Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this clause (h). Without limiting the foregoing, nothing contained in this clause (h) shall be construed to grant any rights to any Pledgor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Pledge Agreement or by applicable Law in the absence of this clause (h).

7.02. Administrative Agent Appointed Attorney-in-Fact.

(a) To effectuate the terms and provisions hereof, each Pledgor hereby appoints the Administrative Agent as such Pledgor’s attorney-in-fact for the purpose, from and after the occurrence of an Acceleration Event, of carrying out the provisions of this Pledge Agreement and taking any action and executing any instrument that the Administrative Agent from time to time in the Administrative Agent’s reasonable discretion may deem necessary or advisable to accomplish the purposes of this Pledge Agreement. Without limiting the generality of the foregoing, the Administrative Agent shall, from and after the occurrence of an Acceleration Event, have the right and power to:

(i) receive, endorse and collect all checks and other orders for the payment of money made payable to each Pledgor representing any interest or dividend or other distribution or amount payable in respect of the Pledged Collateral of such Pledgor or any part thereof and to give full discharge for the same;

(ii) execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral;

(iii) exercise all rights of each Pledgor as owner of the Pledged Collateral of such Pledgor including, without limitation, the right to sign any and all amendments, instruments, certificates, proxies, and other writings necessary or advisable to exercise all rights and privileges of (or on behalf of) the owner of the Pledged Collateral, including, without limitation, all voting rights with respect to the Pledged Securities;

(iv) ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

(v) file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Administrative Agent with respect to any of the Pledged Collateral; and

(vi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Pledged Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Pledgors’ expense, at any time or from time to time, all acts and things that the Administrative Agent deems reasonably necessary to protect, preserve or realize upon the Pledged Collateral.

(b) Each Pledgor hereby ratifies and approves all acts of the Administrative Agent made or taken pursuant to this Section 7.02 (provided that no Pledgor, by virtue of such ratification, releases any claim that such Pledgor may otherwise have against the Administrative Agent for any such acts made or taken by the Administrative Agent through its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment)). Neither the Administrative Agent nor any Person designated by the Administrative Agent shall be liable for any acts or omissions or for any error of judgment or mistake of fact or Law, except such as may result from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment. This power, being coupled with an interest, is irrevocable so long as this Pledge Agreement shall remain in force.

7.03. Administrative Agent’s Duties of Reasonable Care.

(a) The Administrative Agent shall have the duty to exercise reasonable care in the custody and preservation of any Pledged Collateral in its possession, which duty shall be fully satisfied if such Pledged Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property and, with respect to any calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any such Pledged Collateral (herein called “Events”),

(i) the Administrative Agent gives the Pledgor of such Pledged Collateral reasonable notice of the occurrence of any Events of which the Administrative Agent has received actual knowledge, which Events are applicable to any securities that are in bearer form or are not registered and held in the name of the Administrative Agent or its nominee (each Pledgor agreeing to give the Administrative Agent reasonable notice of the occurrence of any Events of which such Pledgor has knowledge, which Events are applicable to any securities in the possession of the Administrative Agent); and

(ii) the Administrative Agent endeavors to take such action with respect to any of the Events as any Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or, if the Administrative Agent reasonably believes that the action requested would adversely affect the value of the Pledged Collateral of such Pledgor as collateral or the collection of the Secured Obligations, or would otherwise prejudice the interests of the Administrative Agent, the Administrative Agent gives reasonable notice to such Pledgor that any such requested action will not be taken and, if the Administrative Agent makes such determination or if such Pledgor fails to make such timely request, the Administrative Agent takes such other action as it deems advisable in the circumstances.

(b) Except as hereinabove specifically set forth, the Administrative Agent shall have no further obligation to ascertain the occurrence of, or to notify any Pledgor with respect to, any Events and shall not be deemed to assume any such further obligation as a result of the establishment by the Administrative Agent of any internal procedures with respect to any securities in its possession, nor shall the Administrative Agent be deemed to assume any other responsibility for, or obligation or duty with respect to, any Pledged Collateral or its use of any nature or kind, or any matter or proceedings arising out of or relating thereto, including, without limitation, any obligation or duty to take any action to collect, preserve or protect its or any Pledgor’s rights in the Pledged Collateral or against any prior parties thereto, but the same shall be at each Pledgor’s sole risk and responsibility at all times.

(c) Each Pledgor waives any restriction or obligation imposed on the Administrative Agent under Sections 9-207(c)(1) and 9-207(c)(2) of the NYUCC.

7.04. Administrative Agent May Perform. If any Pledgor fails to perform any agreement contained herein, the Administrative Agent may (but shall have no obligation to) itself perform or cause performance of such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Pledgor upon demand and added to the Secured Obligations.

Section 8. Suretyship Waivers by Pledgor; Obligations Absolute.

(a) Each Pledgor hereby waives demand, notice, protest, notice of acceptance of this Pledge Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description thereof, all in such manner and at such time or times as the Administrative Agent may deem advisable. The Administrative Agent shall have no duty as to the collection or protection of the Pledged Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in Section 7.03.

(b) All rights of the Administrative Agent hereunder, the Security Interest and all obligations of the Pledgors hereunder shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument, (iii) any taking, exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from or any acceptance of partial payment thereon and or settlement, compromise or adjustment of any Secured Obligation or of any guarantee, securing or guaranteeing all or any of the Secured Obligations, (iv) any manner of sale or other disposition of any Pledged Collateral or any other collateral for all or any of the Secured Obligations or any other Obligations of any other Loan Party under or in respect of the Credit Agreement, (v) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries or any other assets of any Loan Party or any of its Subsidiaries, (vi) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, assets, nature of assets, liabilities or prospects of any other Loan Party now or hereafter known to such Secured Party (and each Pledgor hereby waives any duty on the part of the Secured Parties to disclose such information), (vii) the failure of any other person to execute this Pledge Agreement or any other Loan Document, guaranty or agreement or the release or reduction of liability of any Pledgor or other pledgor or surety with respect to the Secured Obligations or (viii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Secured Obligations or this Pledge Agreement.

(c) Until such time this Pledge Agreement shall terminate in accordance with Section 13, no Pledgor will exercise any rights which it may have by reason of performance by it of its obligations under this Pledge Agreement: (i) to be indemnified by any Pledgor or any other obligor under the Loan Documents; (ii) to claim any contribution from any guarantor of any Pledgor’s or other obligor’s obligations under any Loan Document; and/or (iii) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Secured Parties under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, any Loan Document by any Secured Party.

Section 9. Marshalling. Neither the Administrative Agent nor any other Secured Party shall be required to marshal any present or future collateral security (including but not limited to this Pledge Agreement and the Pledged Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Pledgor hereby agrees that it shall not invoke any Law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the rights of the Administrative Agent or any other Secured Party under this Pledge Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Pledgor hereby irrevocably waives the benefits of all such Laws.

Section 10. Proceeds of Dispositions. After deducting all expenses payable to the Administrative Agent, the residue of any proceeds of collection or sale of Pledged Collateral shall, to the extent actually received in cash, be applied to the payment of the remaining Secured Obligations in such order or preference as provided in Section 8.04 of the Credit Agreement, proper allowance and provision being made for any Secured Obligations not then due and for any cash proceeds held as additional collateral. Upon the final payment and satisfaction in full of all of the Secured Obligations (other than contingent indemnification obligations that have not yet been asserted and provided that no further Secured Obligations may become outstanding) and the termination of all Letters of Credit (other than those that have been Cash Collateralized) and all commitments under the Credit Agreement and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the NYUCC, any excess shall be returned to the applicable Pledgor(s) or transferred as a court of competent jurisdiction may direct, and in any event each Pledgor shall remain liable for any deficiency in the payment of the Secured Obligations.

Section 11. Overdue Amounts. All amounts due and payable by any Pledgor hereunder shall constitute Secured Obligations and, whether before or after judgment, shall bear interest until paid at a rate per annum equal to the Default Rate.

Section 12. Reinstatement. Notwithstanding the provisions of Section 13, the obligations of each Pledgor pursuant to this Pledge Agreement and the Security Interests shall continue to be effective or automatically be reinstated, as the case may be, if at any time payment or recovery of any of the Secured Obligations is rescinded or otherwise must be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Pledgor or any other obligor or otherwise, all as though such payment or recovery had not been made.

Section 13. Termination.

(a) This Pledge Agreement and the security interests created hereby shall terminate, and the Pledged Collateral shall be released from the assignment and security interest granted hereby, when the Secured Obligations have been irrevocably and unconditionally paid in full in cash, no Secured Obligations remain outstanding (other than contingent indemnification obligations that have not yet been asserted), all Letters of Credit (other than those that have been Cash Collateralized) have been terminated, all commitments under the Credit Agreement have been terminated and are of no further force and effect, and none of the Secured Parties shall have any obligation (whether actual or contingent) to make available any further advance or financial accommodation under any Loan Document.

(b) In connection with any termination or release pursuant to paragraph (a) above, the Administrative Agent shall return all Pledged Collateral in its possession to the applicable Pledgor(s) and shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 13 shall be without representation, recourse to or warranty (express or implied) by the Administrative Agent and shall be at Pledgors’ expense.

(c) Upon any sale, transfer or other disposition of any Pledged Collateral of any Pledgor in accordance with the terms of the Loan Documents, the Administrative Agent shall, at such Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the release of such Pledged Collateral from the assignment and security interest granted hereby; provided that (i) such Pledgor shall have delivered to the Administrative Agent, at least two Business Days prior to the date of the proposed release, a written request for release, a form of release for execution by the Administrative Agent (which form must be satisfactory to the Administrative Agent) and a certificate of a Responsible Officer of such Pledgor to the effect that the transaction is in compliance with the Loan Documents; and (ii) the proceeds of any such sale, transfer or other disposition required to be applied, or any payment to be made in connection therewith, shall be paid or made when and as required under the Credit Agreement.

Section 14. Miscellaneous.

14.01. Notices. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement; provided that each Pledgor’s notice address shall be as set forth on Schedule 1.

14.02. Counterparts; Effectiveness. This Pledge Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Pledge Agreement shall become effective when it shall have been executed by the Administrative Agent and the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Pledge Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Pledge Agreement. The Administrative Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof within a reasonable timeframe thereafter; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by electronic transmission

14.03. Headings. Section and subsection headings in this Pledge Agreement and any Accession Supplement are included for convenience of reference only and shall not affect the interpretation of this Pledge Agreement or any Accession Supplement.

14.04. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

14.05. Severability. If any provision of this Pledge Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Pledge Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.06. Survival of Agreement. All covenants, agreements, representations and warranties made by any Pledgor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Pledge Agreement shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the execution and delivery of the Credit Agreement and the other Loan Documents and the advance of all extensions of credit contemplated thereby, regardless of any investigation made by the Administrative Agent or any other Secured Party or on their behalf and notwithstanding that the Administrative Agent or any other Secured Party may have had notice or knowledge of any Default at the time of any extension of credit, and shall continue in full force and effect until this Pledge Agreement shall terminate (or thereafter to the extent provided herein).

14.07. Binding Effect. This Pledge Agreement is binding upon the Pledgors and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Pledgors, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor shall have any right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Pledge Agreement or the Credit Agreement.

14.08. Waivers; Amendments.

(a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the Secured Parties under the Credit Agreement and other Loan Documents are cumulative and are not exclusive of any rights or remedies that any of them would otherwise have. No waiver of any provisions of this Pledge Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Pledgor, subject to any consent required in accordance with the Credit Agreement.

14.09. Additional Pledgors. Pursuant to Section 6.12 of the Credit Agreement certain Subsidiaries may from time to time be required to enter into this Pledge Agreement as a Pledgor. Upon execution and delivery by the Administrative Agent and such Subsidiary of an Accession Supplement, together with a completed list and description of the Pledged Securities of such Subsidiary in the form of Schedule 1 to such Accession Supplement and delivery of any certificated Pledged Collateral as specified in Section 2.05, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

14.10. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS PLEDGE AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS PLEDGE AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.

(b) Submission to Jurisdiction. Each Pledgor irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York sitting in New York City in the Borough of Manhattan and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Pledge Agreement or any other document executed in connection herewith or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees, to the fullest extent permitted by applicable Law, that all claims in respect of any such action or proceeding may be heard and determined in such New York state court or in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Pledge Agreement or in any other document executed in connection herewith shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Pledge Agreement or any other document executed in connection herewith or the recognition of any judgment against a Pledgor or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. Each Pledgor irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Pledge Agreement or any other document executed in connection herewith in any court referred to in paragraph (b) of this Section 14.10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.01. Each Pledgor irrevocably appoints the Borrower as its authorized agent on which legal process may be served in any action, suit or proceeding brought in any in any court referred to in paragraph (b) of this Section 14.10. Each Pledgor agrees that service of process in respect of it upon such agent, together with written notice of such service given to such Pledgor in the manner provided for notices in Section 14.01, shall be deemed to be effective service of process upon such Pledgor in any such action, suit or proceeding. Each Pledgor agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, each Pledgor agrees to irrevocably appoint another such agent in New York City, as its authorized agent for service of process, on the terms and for the purposes specified in this paragraph (d). Nothing in this Pledge Agreement or any other document executed in connection herewith will affect the right of any party hereto to serve process in any other manner permitted by applicable Law or to obtain jurisdiction over any party or bring actions, suits or proceedings against any party in such other jurisdictions, and in such matter, as may be permitted by applicable Law.

14.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PLEDGE AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH LEGAL PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS PLEDGE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT AND ANY OTHER DOCUMENTS EXECUTED IN CONNECTION HEREWITH BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.12. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due from any Pledgor under this Pledge Agreement or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Pledgor in respect of any such sum due from it to the Administrative Agent or any other Secured Party shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Pledgor in the Agreement Currency, such Pledgor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or other Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to such Pledgor (or to any other Person who may be entitled thereto under applicable law). The obligations of the Pledgors contained in this Section 14.12 shall survive the termination of this Pledge Agreement and the payment of all other amounts hereunder.

[Remainder of page left blank intentionally; signatures follow.]

IN WITNESS WHEREOF, intending to be legally bound, each party hereto has caused this Pledge Agreement to be duly executed as of the date first above written.

SCIOTO ACQUISITION, INC.
SCIOTO MERGER SUB, INC.,
MEDPACE HOLDINGS, INC.
MEDPACE INTERMEDIATECO, INC.
MEDPACE, INC.
MEDPACE CLINICAL PHARMACOLOGY LLC
C-MARC, LLC
MEDPACE REFERENCE LABORATORIES LLC
MEDPACE BIOANALYTICAL LABORATORIES LLC
IMAGEPACE, LLC
MEDPACE MEDICAL DEVICE, INC., each as a Pledgor

By:	/s/ Jesse Geiger
Name:	Jesse Geiger
Title:	Chief Financial Officer

JEFFERIES FINANCE LLC,
as Administrative Agent

By:	/s/ Brian Buoye
Name:	Brian Buoye
Title:	Managing Director

Schedule 1 to Pledge Agreement

List and Description of Pledged Securities1

[1]	To come.

Exhibit A

to Pledge Agreement

ACCESSION SUPPLEMENT

ACCESSION SUPPLEMENT, dated as of [●], 20[●] (this “Supplement”) to the Pledge Agreement dated as of April 1, 2014 (as amended, supplemented or otherwise modified from time to time, the “Pledge Agreement”), among SCIOTO ACQUISITION, INC., a Delaware corporation (“Parent”), MEDPACE HOLDINGS, INC., a Delaware corporation (the “Borrower”), each other direct or indirect subsidiary of the Borrower party hereto on the date hereof and each Additional Pledgor from time to time party hereto (collectively, the “Pledgors” and each, a “Pledgor”), and JEFFERIES FINANCE LLC, as administrative agent (in such capacity, the “Administrative Agent”, which term shall include its successors, assigns and transferees).

A. Reference is made to that certain Credit Agreement, dated April 1, 2014 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among, inter alios, Parent, the Borrower and Jefferies Finance LLC, as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement.

C. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make extensions of credit to the Borrower. Pursuant to Section 6.12 of the Credit Agreement, certain Subsidiaries of the Borrower may be required to enter into the Pledge Agreement as a Pledgor. Section 14.09 of the Pledge Agreement provides that each such Subsidiary shall become a Pledgor under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Pledgor”) is executing this Supplement in accordance with such requirements to become a Pledgor under the Pledge Agreement.

Accordingly, the Administrative Agent and the New Pledgor agrees as follows:

SECTION 1. In accordance with Section 14.09 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby (a) agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Administrative Agent, and its successors and assigns, a security interest in and lien on all of the New Pledgor’s right, title and interest in and to the Pledged Collateral of the New Pledgor. Each reference to a “Pledgor” and an “Additional Pledgor” in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

SECTION 2. The New Pledgor represents and warrants to the Administrative Agent that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart hereof executed by the New Pledgor and the Administrative Agent, in acceptance thereof shall have executed a counterpart of this Supplement. Delivery of an executed counterpart of a signature page of this Supplement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. The New Pledgor hereby represents and warrants that (a) its exact legal name is set forth on the signature page hereto, (b) the jurisdiction of its organization is                     , (c) its organizational number is                      and (d) set forth under its signature hereto, is the true and correct location of its place of business or (if it has more than one place of business) its chief executive office.

SECTION 5. The New Pledgor hereby represents and warrants that the statement in the second sentence of Section 3.03 of the Pledge Agreement is true and correct with respect to the New Pledgor.

SECTION 6. A complete and accurate list and description of all Pledged Securities of the New Pledgor is set forth on Schedule 1 to this Supplement.

SECTION 7. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

SECTION 8. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 10. All communications and notices hereunder shall be in writing and given as provided in Section 14.01 of the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature below.

SECTION 11. The New Pledgor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

[Remainder of page left blank intentionally; signatures follow.]

IN WITNESS WHEREOF, intending to be legally bound, the New Pledgor has caused this Supplement to the Pledge Agreement to be duly executed as of date first above written.

[NEW PLEDGOR],
as New Pledgor

By:
Name:
Title:

Address:

Attention:

Facsimile:

Email Address:

Accepted:	JEFFERIES FINANCE LLC,
as Administrative Agent

By:
Name:
Title:

Schedule 1 to Accession Supplement

Issuer of Equity Interests	Class of Equity Interests	Certificate Numbers	Number of Equity Interests	Percentage of total Equity Interests of such Issuer

Exhibit B

to Pledge Agreement

CONSENT OF ISSUER OF UNCERTIFICATED SECURITIES1

The undersigned, [name of issuer of uncertificated Equity Interests deemed to be a security subject to Article 8 of the UCC] (the “Issuer”), hereby (a) acknowledges receipt of that certain Pledge Agreement dated as of April 1, 2014 (as amended, supplemented, restated or otherwise modified and in effect from time to time, the “Pledge Agreement”), among Scioto Acquisition, Inc., Medpace Holdings, Inc., and certain subsidiaries thereof, as Pledgors, and Jefferies Finance LLC, as Administrative Agent, (b) consents to any transfer of Pledged Securities issued by the Issuer pursuant to any exercise of remedies thereunder and (c) irrevocably agrees to comply with any instructions originated by the Administrative Agent without further consent by [name of holder of such Equity Interests], or any other Pledgor or Person. Capitalized terms used but not defined in this Consent shall have the meanings specified in the Pledge Agreement.

[name of Issuer]

By:
Name:
Title:

[1]	This consent is necessary for perfection purposes (pursuant to Section 8-106(c)(2) of the UCC) in situations where a company that has uncertificated shares provides in its formation documents that its Equity Interests are to be governed by Article 8 of the UCC.